UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 4, 2011
WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-11953	30-0513080

(Commission File Number)	(IRS Employer Identification No.)
4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027

(Address of Principal Executive Offices)                    (Zip Code)
(713) 403-8000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On March 4, 2011, Willbros Group, Inc. (the “Company”) entered into Amendment No. 1 to Credit Agreement dated as of March 4, 2011 (the “Amendment”), among Willbros United States Holdings, Inc., a subsidiary of the Company (“WUSH”), as borrower, the Company and certain of its subsidiaries, as Guarantors, and lenders party to the Company’s credit agreement (defined below) that are party to the Amendment. The Amendment amends certain terms and provisions of the Credit Agreement dated as of June 30, 2010 (the “Credit Agreement”) among WUSH, as borrower, the Company and certain of its subsidiaries, as Guarantors, the lenders from time to time party thereto, Crédit Agricole Corporate and Investment Bank (“Crédit Agricole”), as Administrative Agent, Collateral Agent, Issuing Bank, Revolving Credit Facility Sole Lead Arranger, Sole Bookrunner and participating Lender, UBS Securities LLC (“UBS”), as Syndication Agent, Natixis, The Bank of Nova Scotia and Capital One, N.A., as Co-Documentation Agents, and Crédit Agricole and UBS as Term Loan Facility Joint Lead Arrangers and Joint Bookrunners. The Credit Agreement was filed as Exhibit 10 to the Company’s Current Report on Form 8-K dated June 30, 2010, filed on July 7, 2010.
The Amendment allows the Company to make certain dispositions of equipment, real estate and business units. The Amendment provides that, in most cases, proceeds from these dispositions would be required to pay down the Company’s existing term loan made pursuant to the Credit Agreement (the “Term Loan”). Financial covenants and associated definitions, such as “Consolidated EBITDA,” were also amended to permit the Company to carry out its business plan and to clarify the treatment of certain items. Pursuant to the Amendment, the Company has agreed to limit its revolver borrowings under the Credit Agreement to $25,000,000, with the exception of proceeds from revolving borrowings used to make any payments in respect of the Company’s 6.5% Convertible Senior Notes Due 2012 and 2.75% Convertible Senior Notes Due 2024, until the Company’s total leverage ratio is 3.0 to 1 or less. The Amendment does not impose any sublimit on letters of credit. The Amendment modifies the definition of “Excess Cash Flow” to include proceeds from the Company’s TransCanada Pipeline arbitration (regarding its ongoing dispute with TransCanada related to work performed in 2009 by a subsidiary of the Company), which would require the Company to use all or a portion of such proceeds to further pay down the Term Loan in the year following the fiscal year in which the proceeds are received. For prepayments made with Net Debt Proceeds or Equity Issuance Proceeds (as those terms are defined in the Credit Agreement), the Amendment requires a prepayment premium of 4% of the principal amount of the Term Loans prepaid before December 31, 2011 and 1% of the principal amount of the Term Loans prepaid on and after December 31, 2011 but before December 31, 2012. Premiums for prepayments made with proceeds other than Net Debt Proceeds or Equity Issuance Proceeds remain the same as set forth under the Credit Agreement. Each of the amendments in the Amendment is deemed to be effective as of December 31, 2010 for all purposes of the Credit Agreement and the related documents executed and delivered pursuant to the Credit Agreement.
     A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 10, and is incorporated by reference as though fully set forth herein. The foregoing summary description of the Amendment and the transactions contemplated therein is not intended to be complete and is qualified in its entirety by the complete text of the Amendment.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The description of the Amendment set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
     (d) The following exhibit is filed herewith:

10
Amendment No. 1 to Credit Agreement dated as of March 4, 2011, among Willbros United States Holdings, Inc., as borrower, Willbros Group, Inc. and certain of its subsidiaries, as guarantors, and certain lenders party to the Credit Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.
Date: March 9, 2011	By:	/s/ Van A. Welch
Van A. Welch
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10
Amendment No. 1 to Credit Agreement dated as of March 4, 2011, among Willbros United States Holdings, Inc., as borrower, Willbros Group, Inc. and certain of its subsidiaries, as guarantors, and certain lenders party to the Credit Agreement.